UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2025

 North Haven Private Income Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01489	87-4562172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class S Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 3.02. Unregistered Sales of Equity Securities.
As of May 1, 2025, North Haven Private Income Fund LLC ("we", the "Company" or the "Fund"), sold approximately 1,797,612 of the Company’s Class S units (the “Units”) for an aggregate offering price of approximately $33.8 million, reflecting a purchase price of $18.78 per unit (with the final number of Units being determined on May 22, 2025).
The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.
Item 7.01. Regulation FD Disclosure.
On May 27, 2025, the Company disclosed the below information.
Distribution:
On May 22, 2025, the Fund declared a distribution to unitholders of record in the amount of $0.1259 per unit. The distribution will be payable on or around June 4, 2025 to unitholders of record as of May 31, 2025.
Company's Portfolio:
As of April 30, 2025, the Company had investments in 321 portfolio companies across 45 industries with an aggregate par value of approximately $7,547.8 million, which consisted of approximately 98.6% first lien debt investments, approximately 0.5% second lien debt investments and approximately 0.9% other securities, based on par value or, in the case of equity investments, cost. As of April 30, 2025, approximately 99.9% of the debt investments, based on par value, in the Company's portfolio were at floating rates. As of April 30, 2025, approximately 92.0% of the Company’s total investment commitments were in private senior secured loans and equity investments and approximately 8.0% were in broadly syndicated loans, which the Company primarily uses for cash management purposes.
During the period from April 1, 2025 through April 30, 2025, the Company had new investment commitments of approximately $121.0 million, approximately 100.0% of which were private senior secured loans.

The table below describes investments by industry composition based on par value or, in the case of equity investments, cost as of April 30, 2025:

Industry	Par or Cost ($ in millions)	% of Total
Software	$1,649.3	21.9%
Insurance Services	785.3	10.4
Commercial Services & Supplies	597.1	7.9
Health Care Providers & Services	419.6	5.6
IT Services	417.4	5.5
Professional Services	405.2	5.4
Diversified Consumer Services	397.3	5.3
Financial Services	277.4	3.7
Electronic Equipment, Instruments & Components	250.1	3.3
Automobiles	202.4	2.7
Other	2,146.7	28.3
Total	$7,547.8	100.0%
The table below shows the Company's ten largest portfolio company investments based on par value or, in the case of equity investments, cost as of April 30, 2025:

Issuer	Par or Cost ($ in millions)	% of Total
Integrity Marketing Acquisition, LLC	$114.2	1.5%
World Insurance Associates, LLC	101.8	1.3
VRC Companies, LLC	98.7	1.3
Redwood Services Group, LLC	98.5	1.3
Apex Service Partners, LLC	94.7	1.3
Formstack Acquisition Co.	93.1	1.2
Diligent Corporation	91.0	1.2
Pareto Health Intermediate Holdings, Inc.	87.3	1.2
Granicus, Inc	86.4	1.1
Everbridge Holdings, LLC	86.2	1.1
Other	6,595.9	87.5
Total	$7,547.8	100.0%

Net Asset Value:
As of April 30, 2025, the Company's aggregate net asset value is estimated to be approximately $3,476.1 million. As of April 30, 2025, the Company had approximately $2,952.3 million of debt outstanding (at principal). This estimate of the Company's aggregate net asset value did not and will not undergo the Company's customary quarter-end financial closing procedures and may differ materially from future estimates of net asset value or net asset value determinations, including the determination as of June 30, 2025, which will undergo the Company’s customary quarter-end financial closing procedures.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2025	North Haven Private Income Fund LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer